Exhibit 10.18

AGREEMENT

WHEREAS, on July 1, 2011, The GoDaddy Group, Inc., (“Holdings”), Desert Newco, LLC (“Desert Newco”), and Gorilla Acquisition, LLC (“Investor”), made and entered into a Unit Purchase Agreement (hereinafter, the “Unit Purchase Agreement”);

WHEREAS, Section 7.10(b) of the Unit Purchase Agreement imposes certain tax indemnification obligations upon Holdings with respect to (i) tax liabilities of Holdings for any taxable period, and (ii) tax liabilities of Desert Newco or its subsidiaries for any Pre-Closing Tax Period as those terms are defined in the Unit Purchase Agreement (hereinafter, the “Tax Indemnity Obligation”);

WHEREAS, Desert Newco has filed voluntary disclosure agreements (the “VDAs”) with the state tax authorities in nine (9) states and the District of Columbia regarding sales taxes and other similar transaction-based taxes (“Transaction-Based Taxes”) for the Pre-Closing Tax Period and post-closing tax period (the “Current VDAs”). A list of the jurisdictions where VDAs have been filed is attached as Exhibit A; for purposes of this agreement, Transaction-Based Taxes means any U.S. state, district, territory, possession or local or non-U.S, taxes, including any interest, penalty or addition thereto, that are transaction-based of any kind whatsoever on sales, services, fees, business transactions, licenses or use, including but not limited to sales tax, use tax, gross receipts tax, business and occupation tax, services tax, value-added tax, excise tax, license tax or otherwise denominated comparable tax, other than a net income tax;

WHEREAS, Desert Newco is being audited by the state tax authorities of New Mexico, Arizona and Washington with respect to potential Transaction-Based Tax liabilities for the Pre-Closing Tax Period as well as the post-dosing tax period (the “Current Audits”);

WHEREAS, Desert Newco may in the future file VDAs with other state tax authorities regarding Transaction-Based Taxes which could result in tax liability exposure for both Holdings and Desert Newco for the Pre-Closing Tax Period, and those state tax authorities may elect, either independently or in connection with the filing of future VDAs, to commence audits regarding Desert Newco’s collection of Transaction-Based Taxes for the Pre-Closing Tax Period (the “Future VDAs and Audits”).

WHEREAS, Holdings and Desert Newco have held a series of discussions regarding the possible taxes, penalties and interest that may be owed by Holdings pursuant to the Tax Indemnity Obligation with respect to the Current VDAs and Current Audits, as well as any Future VDAs and Audits, and now desire to memorialize the agreements reached as result of these discussions in this Agreement, effective August 01, 2014 (the “Effective Date”);

NOW THEREFORE, in consideration of the foregoing premises, and the respective representation and warranties, covenants and agreements set forth herein, Holdings and Desert Newco hereby agree as follows:

1.	Within five (5) days after the Effective Date, Holdings shall pay GoDaddy.com, LLC, either via check or wire transfer, the-lump sum amount of Six Million, Six Hundred Thousand Dollars ($6,600,000.00), hereinafter the “Tax Indemnity Payment”, in full and final satisfaction of any Tax Indemnity Obligation arising out of the Current VDAs and Current Audits as well as any and all Future VDAs and Audits and any other Transaction-Based Taxes, interest and penalties.

2.	In the event that any state tax authority associated with the Current VDAs (as identified on Exhibit A) elects to audit Desert Newco and/or Holdings subsequent to Holdings’ Tax Indemnity Payment, then Holdings shall have no liability or Tax Indemnity Obligation for any resulting Transaction-Based Taxes assessment, including interest and penalties, which may be rendered by a state tax authority.

3.	In the event any state tax authority associated with the Current VDAs (as identified on Exhibit A), Current Audits or Future VDAs and Audits issues any refunds of Transaction-Based Taxes as the result of any official audit or other examination related to the Current VDAs, Current Audits or Future VDAs and Audits, then Holdings agrees to waive any and all right to receive or claim any portion of any such issued refunds.

4.	In the event any tax authority not listed on Exhibit A assesses Transaction-Based Taxes, penalties and interest against Desert Newco and/or Holdings, then Holdings shall have no liability for such assessment in accordance with its Tax indemnity Obligation and shall be held harmless by Desert Newco with respect to any Tax Indemnity Obligation asserted against Holdings.

5.	For the avoidance of doubt, Holdings shall have no liability for any Transaction-Based Taxes, interest or penalties with respect to either the pre-closing tax period or the post-closing tax period.

6.	For the avoidance of doubt, this Agreement applies only to Transaction-Based Taxes and Holdings remains liable for, and retains all of its rights with respect to, its Tax Indemnity Obligation under the Unit Purchase Agreement for all other tax assessments, including but not limited to, federal and state income tax assessments, that still may be assessed for the Pre-Closing Tax Period and the pre-closing portion of the Straddle Period (as defined in the Unit Purchase Agreement).

7.	Except as expressly provided herein, the Unit Purchase Agreement remains in full force and effect.

8.	This agreement may be executed in any number of counterparts , each of which shall be an original, but all of which together shall constitute one instrument. This agreement may be executed by facsimile, e-mail or .pdf format signature(s).

IN WITNESS WHEREOF, Holdings and Desert Newco have duly executed this agreement by their respective authorized officers as of the Effective Date.

THE GO DADDY GROUP, INC.		DESERT NEWCO, LLC

By:	/s/ Robert R. Parsons	By:	/s/ Scott W. Wagner
Name:	Robert R. Parsons	Name:	Scott W. Wagner
Title:	Founder & Chief Executive Officer	Title:	Chief Financial Officer & Chief Operating Officer

ACKNOWLEDGED & AGREED:

GDG CO-INVEST BLOCKER SUB L.P.

By:	GDG Co-Invest GP LLC,
its general partner

By:	/s/ William J. Janetschek
Name	William J. Janetschek
Title:	Vice President

KKR 2006 FUND (GDG) L.P.

By:	KKR Associates 2006 AIV LP.,
its general partner

By:	KKR 2006 AIV GP LLC,
its general partner

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Vice President

OPERF CO-INVESTMENT LLC

By:	KKR Associates 2006 L.P.,
its manager

By:	KKR 2006 GP LLC,
its general partner

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Vice President

KKR PARTNERS III, L.P.

By:	KIM III GP LLC,
its general partner

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Authorized Signatory

SLP GD INVESTORS, L.L.C.

By:	Silver Lake Partners lII DE (AIV IV), L.P.,
its managing member

By:	Sliver Lake Technology Associates III, LP.,
its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Sliver Lake Group, L.L.C.,
its managing member

By:	/s/ Gregory K. Mondre
Name:	Gregory K. Mondre
Title:	Managing Member

TCV VII, L.P.

By:	Technology Crossover Management
VII, L.P., its general partner

By:	Technology Crossover Management
VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

TCV VII (A) GD INVESTOR, L.P.

By:	Technology Crossover Management
VII, L.P., its general partner

By:	Technology Crossover Management
VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

TCV MEMBER FUND, L.P.

By:	Technology Crossover Management
VII, Ltd., its general partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

Exhibit A

Connecticut

District of Columbia

Massachusetts

Michigan

New York

Pennsylvania

Rhode island

South Carolina

Texas

Utah